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                         TELECOMMUNICATIONS AGREEMENT

      This Agreement is entered into this 10th of July, 1996, by and between
U. S. LONG DISTANCE, INC., a Texas corporation with its principal office at 9311 San Pedro, Suite 100, San Antonio, Texas 78216 ("USLD"), and BILLING INFORMATION CONCEPTS INC., a Delaware corporation with its principal office at 9311 San Pedro, Suite 400, San Antonio, Texas 78216 ("Customer").

                                  WITNESSETH:

      WHEREAS, USLD is in the business of providing telecommunications services; and

      WHEREAS, Customer desires to purchase telecommunications services from
USLD:

      NOW, THEREFORE, in consideration of the mutual promises and convenants contained herein, and for other good and valuable consideration, the parties do hereby contract and agree as follows:

      1. USLD agrees to furnish to Customer, and Customer agrees to purchase from USLD, the telecommunication services as set forth in EXHIBIT "A" attached hereto and made a part of this Agreement as if set forth verbatim herein.

      2. This Agreement shall commence on the date on which U.S. Long Distance Corp. distributes the common stock, par value $.01 per share, of Billing Information Concepts Corp. to the holders of U.S. Long Distance Corp.'s common stock, par value $.01 per share (the "Commencement Date") and continue for a period of three (3) years. This Agreement shall be extended, on the same terms and conditions, for an additional period of one (1) year unless either party notifies the other party in writing not less than sixty
(60) days prior to the termination date of its desire to terminate this Agreement.

      3. During the term of this Agreement, USLD shall charge for the telecommunication services, and Customer shall pay for such telecommunication services, that amount as determined by using the rates set out in EXHIBIT "A."

      4. USLD shall give Customer at least forty-five (45) days' notification in the event any service rate in EXHIBIT "A" is modified. Upon such notification, Customer will have the right to terminate this Agreement without penalty by providing USLD written notice within thirty (30) days of Customer's intent to cancel service sixty (60) days from notice.

      5. Customer hereby acknowledges that USLD's charges for the provision of its telecommunication services will be billed on a monthly basis and that payment for such services is due and payable fifteen (15) days from the invoice date. Late payments will be assessed a late charge of 1.5% per month. Payments not received within thirty (30) days of the invoice date will result in the right of USLD to cancel and terminate the services provided herein, after providing Customer with written notice, via facsimile, of such intent to terminate service and allowing Customer ten (10) working days to cure the deficiency.

      6. Should Customer dispute any of the monthly charges on its monthly invoice, it shall notify USLD of the disputed charges not later than ten (10) days from the date of invoice. This notice shall set forth in writing all details concerning the disputed charges. In the event of a dispute, Customer shall pay the entire invoice in accordance with the payment terms set forth therein. After resolution of the disputed portion of the invoice, the adjustment, if any, shall be immediately credited to Customer's account.

      7. Should Customer claim any exemption of any sales, use or other tax, then Customer shall provide documentation regarding such exemption to USLD. USLD will be allowed to maintain a copy of such


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documentation in its offices in San Antonio, Texas.  It will be the responsibility of Customer to make sure that its proof of exempt status remains current.

      8. No term or provision of this Agreement shall be deemed waived, and no breach shall be deemed excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether expressed or implied, shall constitute a consent to, waiver of or excuse for any different or subsequent breach or default.

      9. Neither USLD nor Customer shall be liable to the other for any consequential, indirect, special or incidental damages whatsoever, including, without limitation, any loss of revenue, goodwill, or profits or claims by third parties or otherwise in connection with or related to any of the services provided pursuant to this Agreement.

      10. USLD warrants that the equipment used in providing the services to Customer pursuant to this Agreement is suitable for the uses intended, and Customer warrants and represents that it is fully authorized to contract for the services under this Agreement.

           USLD MAKES NO OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED.

      11. This Agreement authorizes USLD to start provisioning of telecommunications services, as set forth herein, to Customer on the Commencement Date. This Agreement also authorizes USLD to act as Customer's agent in placing orders with other carriers in order to provide telecommunications services, if requested.

      12. If the performance of the respective obligations of USLD or Customer shall be prevented or interfered with by reason of any fire, flood, epidemic, earthquake or any other act of God, explosion, strike or other disputes, riot or civil disturbance, war (whether declared or undeclared) or armed conflict, any municipal ordinance or state or federal law, governmental order or regulation or order of any court of competent jurisdiction, or other similar forces not within the control of USLD nor Customer, as the case may be, then Customer and/or USLD, as the case may be, shall not be liable to the other for its failure to perform such obligations hereunder.

      13. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted. In addition, this Agreement shall be terminated upon the determination of a governmental entity having jurisdiction over the services provided under this Agreement.

      14. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity, by statute or otherwise.

      15. Should it be necessary for either party to this Agreement to retain the services of an attorney to enforce its rights under this Agreement, and should any suit be necessary to enforce said rights, then the prevailing party shall be entitled to receive reasonable attorney's fees from the other party.

      16. This Agreement shall be governed by the substantive laws of the State of Texas, without regard to conflict of law principles, with venue at San Antonio, Texas.



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      17.   This Agreement shall be binding upon and inure to the benefit of
USLD and Customer and their respective successors and assigns. USLD retains the right to assign all or part of this Agreement. This Agreement may not be assigned by Customer without the prior written consent of USLD. USLD reserves the right to obtain necessary credit information or require additional security deposits from successors and assigns.

      18. This Agreement, including the exhibits hereto and the documents and instruments referred to therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement, and any documents and instruments contemplated hereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      19. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

      20. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement to produce or account for more than one (1) of such counterparts.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written, and the individuals signing below warrant that they have authority to sign for and on behalf of the respective parties.

U. S. LONG DISTANCE, INC.                BILLING INFORMATION CONCEPTS INC.

By:   /s/  LARRY M. JAMES               By:  /s/  ALAN W. SALTZMAN
      ----------------------------           -------------------------------

Name:      Larry M. James               Name:     Alan W. Saltzman
      ----------------------------           -------------------------------

Title:     President                    Title:   President
      ----------------------------           -------------------------------

Date:      July 10, 1996                Date:    July 10, 1996
      ----------------------------           -------------------------------


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